 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Harvard Bioscience, Inc.

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HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

_____________________________________

SUPPLEMENT TO PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2017

_____________________________________

Dear Stockholders:

This Supplement provides updated and amended information with respect to Harvard Bioscience, Inc.’s (the “Company”) 2017 Annual Meeting of Stockholders, to be held on May 18, 2017 at 11:00 a.m. EDT at the offices of Burns & Levinson LLP located at 125 Summer Street, Boston, Massachusetts 02110 (the “Annual Meeting”).

The information contained in this Supplement should be read in conjunction with the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement (the “Proxy Statement”), each dated April 5, 2017, furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting, and as such only holders of the Company’s Common Stock at the close of business on March 23, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any further adjournments or postponements thereof.

The Audit Committee of the Board of Directors of the Company recently solicited proposals from several accounting firms to serve as the Company’s registered independent accounting firm for the year ending December 31, 2017 and December 31, 2018. As a result of this process, on May 8, 2017, the Company dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and appointed Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm. The Company filed a Current Report on Form 8-K on May 11, 2017 (the “Form 8-K”) in connection with the dismissal of KPMG and the appointment of Grant Thornton.

As disclosed in the Form 8-K, during the two most recent fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through May 8, 2017, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between KPMG and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement, nor were there any “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that for the years ended December 31, 2016 and 2015, material weaknesses existed in the Company’s internal control over financial reporting, as identified and described in management’s assessment of the Company’s internal control over financial reporting as reported on its Form 10-K for the fiscal years ended December 31, 2016 and 2015.

The audit reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report for the fiscal year ended December 31, 2016 and 2015 indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2016 and 2015. As described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, management is committed to remediating the material weaknesses in a timely fashion. The Audit Committee has authorized KPMG to respond fully to the inquiries of Grant Thornton concerning these material weaknesses.

The Company provided KPMG with a copy of the disclosures in the Form 8-K and requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements made by the Company in the Form 8-K. A copy of such letter was attached as Exhibit 16.1 to the Form 8-K.

As a result, at the Annual Meeting on May 18, 2017, the Company intends to withdraw Proposal 2 from the meeting agenda. Proposal 2 requests that the stockholders of the Company ratify the appointment of KPMG as the independent auditor of the Company for the fiscal year ending December 31, 2017. The Company does not intend to submit any other proposal for ratification with respect to the appointment of auditors at the upcoming Annual Meeting.

You should note the following:

•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the withdrawal of Proposal 2.
•	Proxy cards or voting instructions already received with direction on Proposal 2 will not be voted on Proposal 2.
•	Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (Proposals 1, 3, 4, and 5) will remain valid and in effect, and will be voted as directed.
•	If you have already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change your previously cast votes on the remaining proposals.

Your vote regarding the remaining proposals is important. Please vote on these remaining proposals described in the Notice of Internet Availability of Proxy Materials previously mailed to you on or about April 5, 2017, the Proxy Statement, dated April 5, 2017 and the proxy card accompanying the Proxy Statement, copies of which are available at www.proxyvote.com.

By Order of the Board of Directors,

/s/ Jeffrey A. Duchemin
Jeffrey A. Duchemin
President and Chief Executive Officer

Holliston, Massachusetts
May 11, 2017